UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

 Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]	Definitive Information Statement

Apptigo International, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-186330	99-0382426
(Commission File Number)	(IRS Employer Identification No.)

1801 SW Third Avenue, Suite 402

Miami, FL 33129

(Address of principal executive offices and zip code)

(844) 277-8446

(Registrant's telephone number including area code)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required
[_]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
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[_]	Fee paid previously with preliminary materials.
[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Apptigo International, Inc.

1801 SW Third Avenue, Suite 402

Miami, FL 33129

Dear Shareholders:

The purpose of this Information Statement is to inform the holders of record as of the close of business on August 8, 2015, of shares of the common stock with voting power of Apptigo International, Inc., a Nevada corporation (the “Company”), that our Board of Directors and shareholders holding 17,150,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which represent approximately 51.8% of our voting power, by written consent in lieu of a meeting of shareholders, have approved the following actions:

To amend the Company’s articles of incorporation to increase the Company’s authorized shares of common stock from 100,000,000 shares of common stock, par value $0.001 per share, to 2,000,000,000 shares of common stock, par value $0.001 per share.

This action was approved on August 10, 2015 by our Board of Directors and shareholders holding 17,150,000 shares of Common Stock representing approximately 51.8% of the total 33,103,937 issued and outstanding shares of voting stock of the Company.  We anticipate an effective date as soon as possible but not less than 20 days from the date this Information Statement is first mailed to our shareholders.  A majority of our shareholders approved this action by written consent in lieu of a special meeting in accordance with the NRS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Section 78.390 of the Nevada Revised Statutes and Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about August 10, 2015.

Please feel free to call us at (844) 277-8446 should you have any questions on the enclosed Information Statement.

Apptigo International, Inc.

/s/ Casey Cordes
Casey Cordes
Chief Executive Officer & Director

Apptigo International, Inc.

1801 SW Third Avenue, Suite 402

Miami, FL 33129

Telephone: (844) 277-8446

INFORMATION STATEMENT REGARDING

ACTION TAKEN BY WRITTEN CONSENT OF

THE MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished to the shareholders of Apptigo International, Inc. (the “Shareholders”), pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify such Shareholders that on or about August 10, 2015, the Company received written consents in lieu of a meeting of Shareholders from two shareholders of 17,150,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), representing approximately 51.8% of the total 33,103,937 issued and outstanding shares of voting stock of the Company (the “Majority Shareholders”), to amend the Company’s articles of incorporation  to increase the Company’s authorized shares of Common Stock from 100,000,000 shares of Common Stock to 2,000,000,000 shares of Common Stock (the “Authorized Increase”).

On August 10, 2015, the Board and shareholders of a majority of the common shares of the Company voted to approve the corporate actions.

The above action will become effective as soon as possible but not less than 20 days after the date this Information Statement is first mailed to our Shareholders (the “Effective Date”) in accordance with the written consent of the holder of a majority of our issued and outstanding voting securities.

The Board of Directors has fixed August 10, 2015, as the record date (the “Record Date”) for determining those of our Shareholders entitled to receive this information statement.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, this Information Statement is first being mailed on or about August _____, 2015, to our shareholders and is being delivered to inform you of the corporate action described herein in accordance with Section 78.390 of the NRS and Rule 14c-2 of the Securities Exchange Act of 1934.  We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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SHAREHOLDER APPROVAL

On August 10, 2015, there were 33,103,937 shares of our Common Stock issued and outstanding.  Each share of Common Stock has one vote per share on all matters submitted to a vote of our shareholders.  Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company, or at least 16,551,969 votes, is required to approve the Authorized Increase and Reverse Stock Split by written consent. Two of our Majority Stockholders, who as of the Record Date collectively hold 17,150,000 shares of Common Stock (approximately 51.8% of the total class of Common Stock), has voted in favor of the actions, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the names of a majority of the shareholders that approved the corporate actions, the number of shares of Common Stock owned by each Shareholder, the total number of shares that the majority of the shareholders voted in favor of the actions, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Shareholder	Number of Shares Owned by Shareholder	Number of shares of Common Stock that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Action
David Steinberg	8,575,000	8,575,000	25.9%
Casey Cordes	8,575,000	8,575,000	25.9%

Total	17,150,000	17,150,000	51.8%

ACTION TO BE TAKEN

The action will become effective on the date that we file Certificates of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment”), with the State of Nevada. We intend to file the Amendment with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders, or upon the further instruction of the Board.

AMENDMENT TO INCREASE AUTHORIZED SHARES

Our Board and a majority of the holders of our Common Stock have approved an amendment to our Articles of Incorporation to increase the Company’s authorized shares of Common Stock from 100,000,000 shares to 2,000,000,000 shares. As of the Record Date 33,103,937 shares were issued and outstanding and 67,593,273 shares were reserved for issue. The purpose and effect of increasing the Company’s authorized shares is to augment liquidity, enhance corporate flexibility, and advance the Company’s ability to finance and develop the operations of our business.  Increasing the Company’s authorized shares of Common Stock will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from its Shareholders.

 The increase in our authorized shares of common stock may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in the Company, even though the Majority Stockholders own approximately 51.8% of our currently outstanding voting securities. Our ability to issue a vastly increased number of voting securities may lead to an increase in the number of votes required in order to approve a future change in control and may make it substantially more difficult for third parties to gain control of us through a tender offer, proxy contest, merger or other transaction. The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause. Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders. Despite these potential anti-takeover effects, however, the Board of Directors believed that the financial flexibility afforded by any increase in our authorized common stock outweighed any potential disadvantages. Our management and our Board of Directors have no present intention to use the increased number of authorized common shares for any anti-takeover purpose.

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Our stockholders are not entitled to appraisal rights under the Nevada Corporate Law with respect to the proposed corporate action to effect the authorized share increase, and the Company has not independently provided its stockholders with such rights.

The Board is not aware of any tax consequences from the authorized share increase.

Our issuance of any additional shares of our Common Stock in the future may dilute both the equity interests and the earnings per share of our existing Shareholders. Such dilution may be substantial, depending on the number of shares issued. Any newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

A copy of the proposed form of Certificate of Amendment of the Articles of Incorporation is attached to this Information Statement as Exhibit A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

(i) each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;
(ii) each director;
(iii) each executive officer; and
(iv) all executive officers and directors as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.  Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from August 10, 2015, upon the exercise of options, warrants, convertible securities or other understandings.  We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of August 10, 2015, have been exercised or converted.

Amount of Beneficial Ownership of Common Stock
Name	# of Shares	% of Class
David Steinberg	8,575,000	25.9%
Casey Cordes	8,575,000	25.9%
All Officers and Directors as a group of 2 persons	17,150,000	51.8%

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WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Shareholders who share a single address unless we received contrary instructions from any Shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Apptigo International, Inc., 1801 SW Third Avenue, Suite 402, Miami, FL 33129, attention: Chief Executive Officer.

If multiple Shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current Shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Casey Cordes

Casey Cordes

Chief Executive Officer and Director

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EXHIBIT A

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

APPTIGO INTERNATIONAL, INC.

(Under Section 78.390 of the Nevada Revised Statutes)

The undersigned, being the Chief Executive Officer of Apptigo International, Inc., a corporation organized and existing under and by virtue of the laws of Nevada (the “ Company ”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Company as required by Section 78.390 of the Nevada Revised Statutes:

WHEREAS, as provided in the Company’s Articles of Incorporation, the Company has authorized 100,000,000 shares of common stock, par value $0.001 per share.

NOW, THEREFORE, BE IT RESOLVED , that the Board of Directors approves and hereby amends the Corporation’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 100,000,000 shares of common stock, par value $0.001 per share, to 2,000,000,000 shares of common stock, par value $0.001 per share; and be it further

RESOLVED, that Article I of the Company’s Articles of Incorporation be and hereby is replaced, in its entirety, by the following:

The corporation is authorized to issue two classes of shares to be designated respectively “Common Stock” and “Preferred Stock”. The total number of shares this corporation is authorized to issue is Two Billion Ten Million (2,010,000,000), par value $0.001 per share. The number of shares of Preferred Stock are Ten Million (10,000,000) shares. The number of shares of Common Stock are Two Billion (2,000,000,000) shares.

Effective Date

These Articles of Amendment shall become effective upon filing with the Nevada Secretary of State.

IN WITNESS WHEREOF, the undersigned, being the President and a Director of the Company, has executed these Articles of Amendment as of August ________, 2015.

Apptigo International, Inc.

/s/ Casey Cordes
Casey Cordes
Chief Executive Officer & Director